     As filed with the Securities and Exchange Commission on June 28, 2001
                                                   Registration No. 333-________
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                       ---------------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          The Securities Act of 1933

                               C-COR.net Corp.
                      ----------------------------------
            (Exact name of registrant as specified in its charter)

            Pennsylvania                           24-0811591
 ----------------------------------     -----------------------------------
   (State or other jurisdiction of      (I.R.S. Employer Identification No.)
   incorporation or organization)

                 60 Decibel Road
           State College, Pennsylvania                    16801
    ----------------------------------------          -------------
    (Address of Principal Executive Offices)            (Zip Code)

          C-COR.net Corp. Retirement Savings and Profit Sharing Plan
          ----------------------------------------------------------
                           (Full title of the plan)

                 David A. Woodle, Chairman, President and CEO
                                C-COR.net Corp.
                                60 Decibel Road
                      State College, Pennsylvania 16801
                     -----------------------------------
                    (Name and address of agent for service)

                               (814) 238-2461
          -----------------------------------------------------------
         (Telephone number, including area code, of agent for service)
                                with a copy to:
                          Robert C. Gerlach, Esquire
                    Ballard Spahr Andrews & Ingersoll, LLP
                        1735 Market Street, 51st Floor
                       Philadelphia, Pennsylvania 19103
                                (215) 665-8500

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------
--------------------------------------------------------------------------------
                                    Proposed        Proposed
Title of                            Maximum         Maximum
Securities         Amount           Offering        Aggregate      Amount of
to be              to be            Price Per       Offering       Registration
Registered         Registered(1)    Share           Price          Fee
--------------------------------------------------------------------------------
Common Stock,
par value $.05     950,000          $9.50(2)      $9,025,000(2)     $2,256.25
per share          shares
--------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) this Registration Statement is deemed to cover an indeterminate amount of additional shares of C-COR.net Corp. Common Stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend and the like. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(c), the price shown is based upon the average of the high and low price of C-COR.net Corp. Common Stock on June 26, 2001, as reported on the Nasdaq National Market System.

         PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The documents containing the information specified in Part I of this Registration Statement will be given or sent to all persons who participate in the C-COR.net Corp. Retirement Savings and Profit Sharing Plan (the "Plan").

         PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

          The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") by C-COR.net Corp. (the "Company") (File No. 0-10726) are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000;
(2) the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1999; (3) the Company's Reports on Form 10-Q for the periods ended September 29, 2000, December 29, 2000 and March 30, 2001; (4) the Company's Reports on Form 8-K dated March 29, 2001 and May 11, 2001; (5) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on October 27, 1982 (as amended by Form 8-A/A filed with the Commission on July 3, 1990); and (6) the description of the Company's Series A Junior Participating Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission under the Exchange Act on August 30, 1999.

          Each document filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such document. Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

          Not applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

          Sections 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988 permits, and in some cases requires, the indemnification of officers, directors and employees of the Company. Article VII-Section 7-1 of the Company's bylaws provides that the Company shall indemnify any director or officer of the Company against expenses (including legal fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him, including actions or suits by or in the right of the Company, by reason of the fact that he is or was a director or officer of the Company, its parent or any of its subsidiaries, or acted as a director or officer or in any other capacity on behalf of the Company, its parent or any of its subsidiaries or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

          The Board of Directors by resolution may similarly indemnify any person other than a director or officer of the Company to the fullest extent now or hereafter permitted by law for liabilities incurred by him in connection with services rendered by him for or at the request of the Company, its parent or any of its subsidiaries.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

          Not applicable.

Item 8.  Exhibits.
         ---------

          The Company hereby undertakes that, for purposes of qualifying the Plan under Section 401 of the Internal Revenue Code, the Registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Number           Exhibit
------           -------
4                Specimen copy of common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration
                 Statement on Form S-8, File No. 333-49826)

5                Opinion of Ballard Spahr Andrews & Ingersoll, LLP

15               KPMG LLP letter re unaudited interim financial information

23.1             Consent of KPMG LLP

23.2             Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                 Exhibit 5)

99 C-COR.net Corp. Retirement Savings and Profit Sharing Plan, as amended and restated effective July 1, 1989 (with amendments through July 1, 2001)

Item 9.  Undertakings.
         -------------

          A.  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of State College, Commonwealth of Pennsylvania, on June 28, 2001.


                                            C-COR.net Corp.





                                            By: /s/ David A. Woodle
                                                ------------------------
                                            David A. Woodle
                                            Chairman, President and Chief
                                            Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                      Title                          Date
         ---------                      -----                          ----
/s/ David A. Woodle                Chairman, President and Chief   June 28, 2001
----------------------------       Executive Officer and
David A. Woodle                    Director (Principal Executive
                                   Officer)

/s/ Christine Jack Toretti         Director                        June 28, 2001
----------------------------
Christine Jack Toretti

/s/ Donald M. Cook, Jr.            Director                        June 28, 2001
----------------------------
Donald M. Cook, Jr.

/s/ I.N. Rendall Harper, Jr.       Director                        June 28, 2001
----------------------------
I.N. Rendall Harper, Jr.

/s/ John J. Omlor                  Director                        June 28, 2001
----------------------------
John J. Omlor

/s/ Frank Rusinko, Jr.             Director                        June 28, 2001
----------------------------
Frank Rusinko, Jr.

/s/ James J. Tietjen               Director                        June 28, 2001
----------------------------
James J. Tietjen

/s/ Michael J. Farrell          Director                       June 28, 2001
----------------------------
Michael J. Farrell

/s/ William T. Hanelly          Vice President -               June 28, 2001
----------------------------    Finance, Treasurer
William T. Hanelly              and Secretary (Principal
                                Financial Officer)


/s/ Joseph E. Zavacky           Controller and                 June 28, 2001
----------------------------    Assistant Secretary
Joseph E. Zavacky               (Principal Accounting
                                Officer)


          The Plan. Pursuant to the requirements of the Securities Act of 1933, C-COR.net Corp., as Plan Administrator for the C-COR.net Corp. Retirement Savings and Profit Sharing Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of State College, Commonwealth of Pennsylvania, on June 28, 2001.

                                C-COR.net Corp.

                                By: /s/ David A. Woodle
                                    ----------------------------
                                David A. Woodle
                                Chairman, President and Chief
                                Executive Officer

                                 EXHIBIT INDEX

Number            Exhibit
------            --------

4 Specimen copy of common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, File No. 333-49826)

5                 Opinion of Ballard Spahr Andrews & Ingersoll, LLP

15                KPMG LLP letter re unaudited interim financial information

23.1              Consent of KPMG LLP

23.2              Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                  Exhibit 5)

99 C-COR.net Corp. Retirement Savings and Profit Sharing Plan, as amended and restated effective July 1, 1989 (with amendments through July 1, 2001)